FOR RELEASE ON OR AFTER: May 5, 2014

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces First Quarter 2014 Financial Results

•	Earnings In Line with Guidance

•	North American HVAC Sales Growth of 5.3%

•	Increased Dividend 10%

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the first quarter 2014. Net sales for the first quarter 2014 were $801.2 million compared to $778.2 million for the first quarter 2013. Net income for the first quarter 2014 was $43.8 million compared to $49.5 million for the first quarter 2013. Diluted earnings per share for the first quarter 2014 were $0.96 compared to $1.09 for the first quarter of 2013. Adjusted diluted earnings per share were $1.04 for the first quarter 2014 compared to $1.08 for the first quarter 2013.

"We had solid results in a number of our key businesses in the first quarter including North American HVAC, power generation, Europe and China," said Regal Chairman and CEO Mark Gliebe. "Our profitability for the quarter was in line with our expectations as we continued to execute on our Simplification initiative by consolidating our manufacturing footprint, our design platforms and our ERP systems. Last week we were pleased to announce a 10% increase in our dividend, reflecting our confidence in the future as well as our commitment to returning value to our shareholders."

ADJUSTED DILUTED EARNINGS PER SHARE*	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
GAAP Diluted Earnings Per Share	$0.96	$1.09
Restructuring Costs	0.06	0.01
Purchase Accounting And Transaction Costs	0.02	—
Tax Benefit Recorded Attributable to Prior Year	—	(0.02)
Adjusted Diluted Earnings Per Share	$1.04	$1.08

*This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

NET SALES	(Dollars In Millions)
	Three Months Ended
	Mar 29, 2014	Mar 30, 2013	% Change
Net Sales	$801.2	$778.2	3.0%

Net Sales by Segment:
Electrical segment	736.8	711.0	3.6%
Mechanical segment	64.4	67.2	(4.2)%

Electrical segment net sales in the first quarter 2014 included $23.4 million from businesses acquired within the last year. North American residential HVAC net sales increased 5.3% for the first quarter 2014 compared to the first quarter 2013. North American commercial and industrial motor net sales decreased 3.6% for the first quarter 2014 compared to the first quarter 2013.

Mechanical segment net sales in North America decreased 6.7% for the first quarter 2014 compared to the first quarter 2013, primarily related to lower sales to the natural gas fracturing end market.

Foreign currency exchange rates negatively impacted total net sales by 1.0% for the first quarter 2014 compared to the first quarter 2013, excluding the businesses acquired within the last year. In the first quarter 2014, sales of high efficiency products represented 19.9% of total net sales.

First quarter 2014 net sales to regions outside the United States were flat compared to the first quarter 2013, and represented 33.9% of net sales. Excluding the impact of the businesses acquired in the last twelve months, net sales to regions outside the United States decreased 3.8% compared to first quarter 2013. Foreign currency exchange rates negatively impacted international sales by 2.9% for the first quarter 2014 compared to the first quarter 2013.

GROSS PROFIT	(Dollars in Millions)
	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
Gross Profit	$194.4	$199.5
As a percentage of net sales	24.3%	25.6%

Gross Profit
Electrical segment	$178.3	$181.3
As a percentage of net sales	24.2%	25.5%
Mechanical segment	$16.1	$18.2
As a percentage of net sales	25.0%	27.1%

Electrical segment gross profit for the first quarter 2014 included $4.2 million of restructuring expenses and $1.0 million of purchase accounting adjustments from the acquired businesses. First quarter 2013 Electrical segment gross profit included $0.5 million of restructuring expense.

The decline in Mechanical segment gross profit was primarily due to lower sales to the natural gas fracturing end market compared to fixed manufacturing costs.

OPERATING EXPENSES	(Dollars in Millions)
	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
Operating Expenses	$124.7	$123.6
As a percentage of net sales	15.6%	15.9%

Operating Expenses by Segment
Electrical segment	$115.5	$114.0
As a percentage of net sales	15.7%	16.0%
Mechanical segment	$9.2	$9.6
As a percentage of net sales	14.3%	14.3%

For the first quarter 2014, electrical segment operating expenses included an incremental $3.9 million from the businesses acquired within the last year as well as $0.5 million of acquisition related costs. For the first quarter 2014 there were no restructuring expenses incurred in operating expenses. Electrical segment operating expenses for the first quarter 2013 included $0.4 million of restructuring expenses.

INCOME FROM OPERATIONS	(Dollars in Millions)
	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
Income from Operations	$69.7	$75.9
As a percentage of net sales	8.7%	9.8%

Income from Operations by Segment
Electrical segment	$62.8	$67.3
As a percentage of net sales	8.5%	9.5%
Mechanical segment	$6.9	$8.6
As a percentage of net sales	10.7%	12.8%

The effective tax rate for the first quarter 2014 was 26.2% compared to 23.2% for the first quarter 2013. The increase was primarily the result of the benefit realized in the first quarter of 2013 for the retroactive reinstatement of the research and development tax credit.

For the first quarter 2014, net cash provided by operating activities was $45.8 million. For the first quarter 2014, free cash flow* represented 53.7% of net income attributable to Regal Beloit.

Gliebe continued, "The first quarter was a good start to the year. In the second quarter, we expect modest growth and normal seasonality in our HVAC business, continued growth in power generation and slight growth in our commercial and industrial business. In the second quarter, we expect diluted earnings per share to be $1.19 to $1.27. Adding back $0.05 of estimated restructuring expenses, adjusted diluted earnings per share is expected to be $1.24 to $1.32."

Regal management will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on Tuesday, May 6, 2014. Individuals who would like to participate by phone should dial 888-317-6003 and enter 8845265 when prompted. International callers should dial 412-317-6061 and enter 8845265 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=98896.

A telephone replay of the call will be available through August 5, 2014, at 877-344-7529, conference ID 10044397. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until August 5, 2014, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=98896.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on February 26, 2014 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
Net Sales	$801.2	$778.2
Cost of Sales	606.8	578.7
Gross Profit	194.4	199.5
Operating Expenses	124.7	123.6
Income From Operations	69.7	75.9
Interest Expense	10.4	10.6
Interest Income	1.7	0.7
Income Before Taxes	61.0	66.0
Provision For Income Taxes	16.0	15.3
Net Income	45.0	50.7
Less: Net Income Attributable to Noncontrolling Interests	1.2	1.2
Net Income Attributable to Regal Beloit Corporation	$43.8	$49.5
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$0.97	$1.10
Assuming Dilution	$0.96	$1.09
Cash Dividends Declared	$0.20	$0.19
Weighted Average Number of Shares Outstanding:
Basic	45.1	45.0
Assuming Dilution	45.4	45.3

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Electrical Segment		Mechanical Segment
	Mar 29, 2014	Mar 30, 2013	Mar 29, 2014	Mar 30, 2013
Net Sales	$736.8	$711.0	$64.4	$67.2
Income from Operations	62.8	67.3	6.9	8.6

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 29, 2014	Dec 28, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$406.4	$466.0
Trade Receivables, less Allowances of $13.5 million in 2014 and $11.5 million in 2013	543.8	463.8
Inventories	646.0	618.7
Prepaid Expenses and Other Current Assets	112.1	130.6
Deferred Income Tax Benefits	50.0	46.8
Total Current Assets	1,758.3	1,725.9

Net Property, Plant, Equipment and Noncurrent Assets	1,968.2	1,917.6
Total Assets	$3,726.5	$3,643.5

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$361.2	$304.6
Other Accrued Expenses	234.3	237.9
Current Maturities of Debt	158.9	158.4
Total Current Liabilities	754.4	700.9

Long-Term Debt	608.9	609.0
Other Noncurrent Liabilities	231.7	231.2
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,084.7	2,056.2
Noncontrolling Interests	46.8	46.2
Total Equity	2,131.5	2,102.4
Total Liabilities and Equity	$3,726.5	$3,643.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45.0	$50.7
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	32.8	31.6
Excess tax benefits from share-based compensation	(1.0)	(0.6)
Loss on disposition of property, net	0.1	—
Share-based compensation expense	2.7	2.3
Change in operating assets and liabilities	(33.8)	(18.0)
Net cash provided by operating activities	45.8	66.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(22.3)	(20.6)
Purchases of investment securities	(1.2)	(7.6)
Sales of investment securities	7.7	7.4
Business acquisitions, net of cash acquired	(77.3)	(6.0)
Additions of equipment on operating leases	(1.6)	—
Net cash used in investing activities	(94.7)	(26.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) of short-term borrowings	0.4	3.8
Repayments of long-term debt	(0.1)	(0.1)
Dividends paid to shareholders	(9.0)	(8.5)
Proceeds from the exercise of stock options	0.6	1.2
Excess tax benefits from share-based compensation	1.0	0.6
Net cash used in financing activities	(7.1)	(3.0)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(3.6)	0.4

Net increase (decrease) in cash and cash equivalents	(59.6)	36.6
Cash and cash equivalents at beginning of period	466.0	375.3
Cash and cash equivalents at end of period	$406.4	$411.9

NON-GAAP MEASURES

Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, adjusted income from operations, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment adjusted for grants received for capital expenditures.

	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
GAAP Gross Profit	$194.4	$199.5
Purchase Accounting Costs	1.0	—
Restructuring Costs	4.2	0.5
Adjusted Gross Profit	$199.6	$200.0
Adjusted Gross Profit as a Percentage of Net Sales	24.9%	25.7%

	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
GAAP Income from Operations	$69.7	$75.9
Purchase Accounting and Transaction Costs	1.3	—
Restructuring Costs	4.2	0.9
Adjusted Income from Operations	$75.2	$76.8

	Three Months Ended
	Mar 29, 2014	Mar 30, 2013
GAAP Net Cash Provided by Operating Activities	45.8	$66.0
Additions to Property Plant and Equipment	(22.3)	(20.6)
Grants Received for Capital Expenditures	—	—
Free Cash Flow	$23.5	$45.4
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	53.7%	91.7%